                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Smith Barney Trust II (the "Registration Statement") of our report dated January 6, 2004, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Report to Shareholders of Smith Barney Small Cap Growth Opportunities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Auditors" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP



New York, New York
March 1, 2004

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Smith Barney Trust II (the "Registration Statement") of our report dated December 19, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Report to Shareholders of Smith Barney Diversified Large Cap Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Auditors" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP



New York, New York
March 1, 2004